The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

January 2016
PRELIMINARY PRICING SUPPLEMENT
Dated January 21, 2016
Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908
(To Prospectus dated June 12, 2015
and Product Supplement
dated January 20, 2016
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Dual Directional Trigger PLUS due on or about February 1, 2019

$•   Based on the Value of the Energy Select Sector SPDR® Fund

Principal at Risk Securities

The Dual Directional Trigger Performance Leveraged Upside Securities (the “securities”) offer exposure to the performance of the Energy Select Sector SPDR Fund (the “underlying equity”). The securities are for investors who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies only to the positive performance of the underlying equity, and the absolute underlying return feature, which applies to the negative performance of the underlying equity only if the closing level of the underlying equity on the valuation date (the “final level”) is equal to or greater than the trigger level. At maturity, if the decline in the closing level of the underlying equity from the pricing date to the valuation date (the “underlying return”) is zero or negative but the final level is equal to or greater than the trigger level, investors will receive the sum of (a) the stated principal amount of their investment plus an amount equal to the product of (b) the stated principal amount multiplied by the absolute value of the negative underlying return of the underlying equity (the “absolute underlying return”). At maturity, if the underlying return is positive, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying equity, subject to the maximum payment at maturity. At maturity, if the final level is less than the trigger level, the investor is fully exposed to a loss of their initial investment that is proportionate to the underlying return. Accordingly, the securities do not guarantee any return of principal at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”), and all payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose some or all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying equity	The Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE”)
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below), offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Pricing date:	Approximately January 29, 2016, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Original issue date:	Approximately February 3, 2016 (3 business days after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Valuation date:	Approximately January 29, 2019 (to be determined on the pricing date and expected to be approximately 36 months after the pricing date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maturity date:	Approximately February 1, 2019 (to be determined on the pricing date and expected to be 3 business days after the valuation date), subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Payment at maturity:	■ If the underlying return is positive: The lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity.

■

If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:
$10 + ($10 x absolute underlying return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying equity. In no event will this amount exceed the stated principal amount plus $2.00. You will not benefit from the leverage feature.

■

If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 × underlying return)
Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(final level – initial level) / initial level
Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Leveraged upside payment:	$10 × leverage factor × underlying return
Maximum gain:	44.00%
Leverage factor:	2.00
Trigger level:	•, which is equal to 80.00% of the initial level (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Initial level:	•, which is equal to the closing level of the underlying equity on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement), as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Final level:	The closing level of the underlying equity on the valuation date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement), as determined by the calculation agent, subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.
Maximum payment at maturity:	$14.40 per security, which is equal to $10 + ($10 x Maximum Gain)
CUSIP:	90275L458
ISIN:	US90275L4582
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	2.50%(a)	97.00%
		+ 0.50%(b)
		3.00%
Total:	$•	$•	$•
(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $9.055 and $9.355 for securities based on the value of the Energy Select Sector SPDR® Fund. The range of the estimated initial value of the securities was determined on the date of this preliminary pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this preliminary pricing supplement.

Notice to investors: the securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the full stated principal amount of the securities at maturity, and the securities can have downside market risk similar to the underlying equity. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should carefully consider the risks described under “Risk Factors” beginning on page 15 and under “Risk Factors” beginning on page PS-24 of the product supplement before purchasing any securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your securities. You may lose some or all of your initial investment in the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Product supplement dated January 20, 2016    Prospectus dated June 12, 2015

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement for the securities with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

■	Product supplement dated January 20, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000139340116000595/c429050_6901158-424b2.htm

■	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Dual Directional Trigger PLUS that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated June 12, 2015 and references to the “accompanying product supplement” mean the UBS product supplement titled “Dual Directional PLUS Product Supplement”, dated January 20, 2016.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Investment Overview
Dual Directional Trigger PLUS

The Dual Directional Trigger Performance Leveraged Upside Securities Based on the Value of the Energy Select Sector SPDR® Fund due on or about February 1, 2019 can be used:

■	As an alternative to direct exposure to the underlying equity that enhances the return on any positive performance of the underlying equity; however, by investing in the securities, you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying equity (the “underlying equity constituents”) or any interest payments, and your return will not exceed the maximum payment at maturity. You should carefully consider whether an investment that does not provide for dividends, interest payments or exposure to the positive performance of the underlying equity beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you.
■	To enhance returns and outperform the underlying equity in a moderately bullish scenario.
■	To achieve similar levels of upside exposure to the underlying equity as a direct investment while using fewer dollars by taking advantage of the leverage factor.

Maturity:	Approximately 36 months
Leverage factor:	2.00 (applicable only if the final level is greater than the initial level)
Maximum gain:	44.00%
Maximum payment at maturity:	$14.40 per security, which is equal to $10 + ($10 × Maximum Gain)
Trigger level:	• , which is equal to 80.00% of the initial level
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Listing:	The securities will not be listed on any securities exchange
Key Investment Rationale

Investors can use the securities to (i) leverage returns by a factor of 2.00, up to the maximum gain, and (ii) obtain contingent protection against a loss of principal and earn the absolute underlying return in the event that the underlying return is negative and the final level is equal to or greater than the trigger level.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you or exposure to the positive performance of the underlying equity beyond a level that, when multiplied by the leverage factor, exceeds the maximum gain is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

Performance at Maturity	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the underlying equity within a certain range of positive performance.

Absolute Underlying Return	At maturity, if the underlying return of the securities is negative and the final level is equal to or greater than the trigger level, you will receive (a) your stated principal amount plus an amount equal to the product of (b) the principal amount multiplied by the absolute underlying return. In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying equity. In no event will this amount exceed the stated principal amount plus $2.00. You will not benefit from the leverage feature.

Upside Scenario	If the underlying return is positive, at maturity, the securities will redeem for the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity.

Par Scenario	The final level is equal to the initial level. In this case, you receive the full stated principal amount at maturity.

Downside Scenario	If the underlying return is negative and the final level is less than the trigger level, at maturity you will receive less than 80.00% of the stated principal amount, if anything, resulting in a loss of your initial investment proportionate to the underlying return. For example, if the underlying return is -40%, the securities will redeem for $6.00, or 60% of the stated principal amount. There is no minimum payment on the securities and you could lose all of your initial investment.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying equity or the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the underlying equity (collectively, “underlying constituents”).
■	You believe the final level of the underlying equity will be equal to or greater than the trigger level and, if the final level is less than the trigger level, you can tolerate receiving a payment at maturity that will be significantly less than the stated principal amount and may be zero.
■	You believe the level of the underlying equity will appreciate over the term of the Dual Directional Trigger PLUS, and that the percentage of appreciation, when multiplied by the leverage factor, is unlikely to exceed the maximum gain indicated on the cover hereof.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying equity.
■	You understand and accept that your potential return on the securities is limited to the maximum gain and you would be willing to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You are willing to forego dividends paid on any underlying equity constituents and you do not seek current income from this investment.
■	You are willing and able to hold the securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market for the securities.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of all of your initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are unwilling to make an investment that may have the same downside market risk as an investment in the underlying equity or the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the underlying equity (collectively, “underlying constituents”).
■	You believe that the level of the underlying equity will decline during the term of the Dual Directional Trigger PLUS and that the final level is likely to be less than the trigger level, or you believe that the underlying return will be positive and, when multiplied by the leverage factor, is likely to exceed an amount equal to the maximum gain indicated on the cover hereof.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying equity.
■	You seek an investment that has an unlimited return potential and you would be unwilling to invest in the securities based on the maximum payment at maturity indicated on the cover hereof.
■	You prefer to receive dividends paid on the underlying equity constituents or you seek current income from this investment.
■	You are unable or unwilling to hold the securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be an active secondary market for the securities.
■	You are unwilling to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Fact Sheet

The securities offered are unsubordinated, unsecured debt securities issued by UBS, will pay no interest, do not guarantee any return of principal at maturity and are subject to the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this preliminary pricing supplement. At maturity, an investor will receive for each security that the investor holds an amount in cash that may be greater than, equal to or less than the stated principal amount based upon (i) the underlying return and (ii) whether the final level is greater than, equal to or less than the trigger level subject to the maximum payment at maturity. The securities do not guarantee any return of principal at maturity. All payments on the securities are subject to the credit risk of UBS. If UBS were to default on its payment obligations you may not receive any amount owed to you under the securities and in extreme situations, you could lose all of your initial investment.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Valuation date:	Maturity date:
Approximately January 29, 2016	Approximately February 3, 2016 (3 business days after the pricing date)	Approximately January 29, 2019 (approximately 36 months after the pricing date)	Approximately February 1, 2019 (3 business days after the valuation date)

Key Terms
Issuer:	UBS AG, London Branch
Underlying equity:	Energy Select Sector SPDR® Fund
Aggregate principal amount:	$•
Stated principal amount:	$10 per security
Issue price:	$10 per security, offered at a minimum investment of 100 securities (representing a $1,000 investment)
Denominations:	$10 per security and integral multiples thereof
Interest:	None
Payment at maturity:	■ If the underlying return is positive: The lesser of $10 + leveraged upside payment and (b) Maximum Payment at Maturity.

■

If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:
$10 + ($10 x absolute underlying return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying equity. In no event will this amount exceed the stated principal amount plus $2.00. You will not benefit from the leverage feature.

■

If the underlying return is negative and the final level is less than the trigger level:
$10 + ($10 x underlying return)
Under these circumstances, you will lose a significant percentage of your stated principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying return:	The quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:
(final level - initial level) / initial level
Absolute underlying return:	The absolute value of the underlying return. For example, if the underlying return is -5%, the absolute underlying return will be equal to 5%.
Leveraged upside payment:	$10 × leverage factor × underlying return
Leverage factor:	2.00
Maximum payment at maturity:	$14.40 per security, which is equal to $10 + ($10 x Maximum Gain)
Maximum gain:	44.00%
Trigger level:	•, which is equal to 80.00% of the initial level (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement) .
Initial level:	•, which is equal to the closing level of the underlying equity on the pricing date, as determined by the calculation agent (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement).
Final level:	The closing level of the underlying equity on the valuation date, as determined by the calculation agent (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments” in the product supplement)..
Risk factors:	Please see “Risk Factors” beginning on page 15.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	90275L458
ISIN:	US90275L4582
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-63 of the accompanying product supplement and discuss the tax consequences of your particular situation with your tax advisor.
There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your securities as a pre-paid derivative contract with respect to the underlying equity. If your securities are so treated, if you hold your securities for more than one year you should generally recognize long-term capital gain or loss (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less) upon the sale, exchange or settlement at maturity of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities.
Because the Dual Directional Trigger PLUS are linked to the shares of an exchange-traded fund, there is a risk that an investment in the Dual Directional Trigger PLUS could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in certain “pass-thru entities” (including regulated investment companies such as ETFs, real estate investment trusts and passive foreign investment companies). Under the “constructive ownership” rules, if an investment in the Dual Directional Trigger PLUS is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder (as defined under “Supplemental U.S. Tax Consideration” on page PS-63 of the accompanying product supplement) in respect of the Dual Directional Trigger PLUS would be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Dual Directional Trigger PLUS (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Dual Directional Trigger PLUS).

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

It is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of the securities would be recharacterized as ordinary income and subject to the interest charge described above, in part, because it is not clear how the “net underlying long-term capital gain” would be computed in respect of the securities. Under Section 1260 of the Code, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying “pass-thru entity” at the inception of the constructive ownership transaction and selling on the date the constructive ownership transaction is closed out (i.e. at maturity or earlier disposition). It is possible that because the U.S. holder does not share in distributions made on the underlying equity, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying equity directly and that the application of constructive ownership rules may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the securities. However, it is also possible that all or a portion of your gain with respect to the securities could be treated as “Excess Gain” because the underlying equity is an exchange traded fund, the “net underlying long-term capital gain” could equal the amount of long-term capital gain a United States holder would have recognized if on the issue date of the securities the holder had invested, pro rata, the principal amount of the securities in shares of the underlying equity and sold those shares for their fair market value on the date the securities are sold, exchanged or retired. In addition, all or a portion of your gain recognized with respect to the securities could be “Excess Gain” if you purchase the securities for an amount that is less than the principal amount of the securities or if the return on the securities is adjusted to take into account any extraordinary dividends that are paid on the shares of the underlying equity. Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the securities after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. Because the application of the constructive ownership rules to the securities is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the securities.
In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-65 of the accompanying product supplement, and that the timing and character of income or loss on your securities could be materially and adversely affected.
The Internal Revenue Service (“IRS”), for example, might assert that the securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying equity. There may be also a risk that the IRS could assert that the securities should not give rise to long-term capital gain or loss because the securities offer, at least in part, short exposure to the underlying equity.
In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code, discussed above, should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-63 of the accompanying product supplement, unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders that are individuals (and, to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to timely provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to U.S. withholding tax with respect to payments on your securities and you should not be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your foreign status including timely providing us (and/or the applicable withholding agent) with a validly executed and fully completed applicable IRS Form W-8. Gain from the sale or exchange of a security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the United States.
We will not attempt to ascertain whether the issuer of any underlying equity constituents would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, redemption or other taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any underlying equity constituents as a United States real property holding corporation or the securities as United States real property interests.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. Holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the securities under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. Holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Proposed Legislation
In 2007, legislation was introduced in Congress that, if enacted, could have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Prospective purchasers of the securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC, a wholly-owned subsidiary of UBS AG
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of swaps, futures and option transactions on the underlying equity or purchases and sales of securities or underlying constituents before, on and/or after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 15 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.30 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) with an underwriting discount of $0.30 reflecting a fixed structuring fee of $0.05 and a fixed sales commission of $0.25 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with this offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 15 and 16 of this preliminary pricing supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or its principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866)-477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This preliminary pricing supplement represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying product supplement and prospectus related to this offering, which can be accessed via the hyperlinks on page 2 of this document.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

How the Dual Directional Trigger PLUS Work
Payoff Diagram at Maturity

The payoff diagram below illustrates the payment at maturity on the securities for a range of hypothetical percentage changes in the closing level of the underlying equity.

Investors will not be entitled to receive any dividends paid with respect to the underlying equity. You should carefully consider whether an investment that does not provide for dividends or periodic interest is appropriate for you. The payment scenarios below do not show any effect of lost dividend yield over the term of the securities.

The graph is based on the following terms:

Stated principal amount:	$10 per security
Leverage factor:	2.00
Maximum payment at maturity:	$14.40 per security
Maximum gain:	44.00%
Trigger level:	80.00% of the initial level
Absolute underlying return:	The absolute value of the underlying return
Minimum payment at maturity:	None

Securities Payoff Diagram

The Underlying Equity
The Securities
$16
$14
$12
$10
$8
$6
$4
$2
$0
Payment at Maturity on the Securities
PLUS Zone
Absolute Underlying Return Zone
Trigger Level
$10 Stated Principal Amount
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Percentage Change in Final Value

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

How it works
■	Upside Scenario. If the underlying return is positive, investors will receive the lesser of (a) the stated principal amount of $10 plus the leveraged upside payment and (b) the maximum payment at maturity. Under the hypothetical terms of the securities, an investor would realize the maximum payment at maturity at a final level of 122.00% of the initial level.
■	If the underlying return is 10.00%, investors will receive a 20.00% return, or $12.00 per security.
■	If the underlying return is 24.00%, investors will receive the hypothetical maximum payment at maturity of $14.40 per security.
■	Par Scenario. If the underlying return is zero and the final level is equal to the initial level, investors will receive an amount equal to the stated principal amount of $10.
■	Absolute Underlying Return Scenario. If the underlying return is zero or negative and the final level is equal to or greater than the trigger level, investors will receive an amount equal to (a) the stated principal amount of $10 plus the product of (b) $10 multiplied by the absolute underlying return. In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying equity. In no event will this amount exceed the stated principal amount plus $2.00. You will not benefit from the leverage feature.
■	If the underlying return is 0.00%, investors will receive a 0.00% return, or $10.00 per security.
■	If the underlying return is -10.00%, investors will receive a 10.00% return, or $11.00 per security.
■	Downside Scenario. If the underlying return is negative and the final level is less than the trigger level, investors will receive an amount that is less than 80% of the $10 stated principal amount, if anything, resulting in a loss of your initial investment that is proportionate to the underlying return.
■	If the underlying return is -40%, investors would lose 40% of the stated principal amount and receive only $6.00 per security at maturity, or 60% of the stated principal amount. There is no minimum payment at maturity on the securities and investors may lose all of their initial investment.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of securities that they hold an amount in cash based upon the underlying return of the underlying equity on the valuation date, as determined as follows:

If the underlying return is positive:

The lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity.

Leveraged Upside Payment
Stated Principal Amount	Stated Principal Amount	Leverage Factor	Underlying Return
$10 +	[$10 ×	2.00 ×	(	Final Level - Initial Level Initial Level	)]

In no event will the payment at maturity be greater than the maximum payment at maturity.

If the underlying return is zero or negative and the final level is equal to or greater than the trigger level:

$10 + ($10 x Absolute Underlying Return)

In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the underlying equity. In no event will this amount exceed the stated principal amount plus $2.00. You will not benefit from the leverage feature.

If the underlying return is negative and the final level is less than the trigger level:

$10 + ($10 × Underlying Return)

Stated Principal Amount	Stated Principal Amount		Underlying Return
$10 +	[$10 ×	(	Final Level - Initial Level Initial Level	)]

Accordingly, if the final level is less than the trigger level, you will lose a significant percentage of your principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and “Considerations Relating to Indexed Securities” in the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

■	The securities do not pay interest or guarantee return of the stated principal amount and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. UBS will only repay the stated principal amount of the securities at maturity if the final level is equal to or greater than the trigger level. If the underlying return is negative and the final level is less than the trigger level, you will lose a significant percentage of your principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment. There is no minimum payment at maturity on the securities, and, you could lose a significant percentage of your principal amount and in extreme situations, you could lose all of your initial investment.
■	The leverage factor applies only if you hold the securities to maturity. You should be willing to hold the securities to maturity. If you are able to sell the securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the leverage factor and the return you realize may be less than the leverage factor multiplied by the underlying return even if such performance is positive and does not exceed the maximum gain. You can receive the full benefit of the leverage factor subject to the maximum gain from UBS only if you hold the securities to maturity.
■	Your potential return on the securities is limited to the maximum gain — The return potential of the securities is limited to the maximum gain indicated on the cover hereof. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the leverage factor, exceeds the maximum gain and your return on the securities may be less than it would be in a direct investment in the underlying equity.
■	The absolute underlying return applies only at maturity. You should be willing to hold the securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment (or at a price that is less than the absolute value of the then-current decline in the underlying equity) even if the level of the underlying equity at that time is equal to or greater than the trigger level.
■	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities, you could lose all of your initial investment.
■	Market risk. The return on the securities, which may be positive or negative, is directly linked to the performance of the underlying equity and indirectly linked to the performance of the underlying constituents. The level of the underlying equity can rise or fall sharply due to factors specific to the underlying equity or its underlying constituents, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market levels, interest rates and economic and political conditions.
■	Fair value considerations.
■	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying equity, the volatility of, and the expected dividends on the underlying equity, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information concerning plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying equity; the volatility of the underlying equity; the dividend rate paid on the underlying equity; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Owning the securities is not the same as owning the underlying equity constituents. The return on the securities may not reflect the return you would realize if you actually owned the underlying equity. For example, your return on the securities is limited to the maximum gain, while the potential return on a direct investment in the underlying equity would be unlimited. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on the securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying equity would have.
■	The absolute return feature is not the same as taking a short position directly in any underlying equity constituents. The return on your Securities will not reflect the return you would realize if you actually took a short position directly in the underlying equity constituents insofar as you will lose a significant percentage of your principal amount if the final level is less than the trigger level. In addition, to maintain a short position in any underlying equity constituents, you would have to pay dividend payments (if any) to the entity that lends you the underlying equity constituent for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the level of the underlying equity will rise or fall and there can be no assurance that the underlying return will be positive or that the final level will be equal to or greater than the trigger level. The final level of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying equity constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying equity in general and each underlying equity constituent in particular, and the risk of losing some or all of your initial investment.
■	The value of the underlying equity may not completely track the value of the underlying constituents invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the underlying constituents in which it invests, its value may not completely track the value of its underlying constituents. The value of the underlying equity will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying equity or that there will be liquidity in the trading market.
■	Fluctuation of NAV — The net asset value (the “NAV”) of the underlying equity may fluctuate with changes in the market value of the underlying constituents. The market prices of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying equity and may adversely affect the liquidity and prices of the underlying equity, perhaps significantly. For any of these reasons, the market price of the underlying equity may differ from its NAV per share and may trade at, above or below its NAV per share.
■	Failure of the underlying equity to track the level of its target index — While the underlying equity is designed and intended to track the level of the S&P® Energy Select Sector Index (the “target index”), various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of its target index. Accordingly, the performance of the underlying equity will not be equal to the performance of its target index during the term of the Securities.
■	Risks associated with the energy sector — Securities linked to the underlying equity are subject to risks associated with the energy sector because the underlying equity seeks to track the performance of the target index, which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the equity securities tracked by the underlying equity are issued by companies whose primary lines of business are directly associated with the energy sector. The profitability and stock prices of energy sector companies are affected by supply and demand both in their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending will likewise affect the performance of energy companies. In addition, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to energy conservation and the success of exploration projects. Weak demand for energy companies’ products or services or for energy products and services in general, as well as negative developments in other areas, would adversely impact the shares of companies held by the underlying equity. As a result of these factors, the value of the securities linked to the underlying equity may be subject to greater volatility and be more adversely affected by economic, political, or regulatory events relating to the energy sector.
■	The underlying equity utilizes a passive indexing investment approach — The underlying equity is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the underlying index by investing in a portfolio of stocks that generally replicate such index. Therefore, unless a specific stock is removed from that index, the underlying equity generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying equity is subject to the risk that the investment strategy of the underlying equity’s investment adviser may not produce the intended results.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial level and the final level and whether the final level of the underlying equity is equal to or greater than the trigger level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. The calculation agent can postpone the determination of the initial level or final level of the underlying equity if a market disruption event occurs or is continuing on the trade date or valuation date, respectively. As UBS determines the economic terms of the securities, including the maximum payment, trigger level and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of the securities in the secondary market.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	We may engage in business with or involving the issuer of the underlying equity or any issuer of an underlying constituent (an “underlying constituent issuer”) without regard to your interests — We and our affiliates may currently or from time to time in the future engage in business with the issuer of the underlying equity or any issuer of an underlying equity constituent without regard to your interests and thus may acquire nonpublic information about the underlying equity or an underlying equity constituent. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity or an underlying equity constituent, which may or may not recommend that investors buy or hold the underlying equity or an underlying equity constituent.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the Dual Directional Trigger PLUS, including acting as calculation agent and hedging our obligations under the Dual Directional Trigger PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Dual Directional Trigger PLUS. The calculation agent will determine the initial level and the final level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity. As UBS determines the economic terms of the Dual Directional Trigger PLUS, including the maximum payment and leverage factor, and such terms include hedging costs, issuance costs and projected profits, the Dual Directional Trigger PLUS represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Dual Directional Trigger PLUS in the secondary market.
■	Potential UBS impact on price. Trading or transactions by UBS or its affiliates in the underlying constituents, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or underlying equity constituents may adversely affect the performance and, therefore, the market value of the securities.
■	Potential conflict of interest. UBS and its affiliates may engage in business related to the underlying equity or underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the securities. The calculation agent, an affiliate of the issuer, will determine the final level and the payment at maturity based on the closing level of the underlying equity on the valuation date. The calculation agent can postpone the determination of the final level or the maturity date if a market disruption event occurs and is continuing on the valuation date.
■	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying equity to which the securities are linked.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. One or more of our affiliates have hedged our obligations under the securities and will carry out hedging activities related to the securities (and other instruments linked to the underlying equity or the underlying equity constituents), including trading in underlying equity constituents, swaps, futures and options contracts on the underlying equity as well as in other instruments related to the underlying equity and the underlying equity constituents. Our affiliates also trade in the underlying equity constituents and other financial instruments related to the underlying equity and the underlying equity constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level and, as a result, could have increased the value at which the underlying equity must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the level of the underlying equity on the valuation date and, accordingly, the payout an investor will receive at maturity.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

■	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’ assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
■	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should read carefully the section entitled “Tax considerations” on page 6 herein and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-63 of the accompanying product supplement and consult your tax advisor about your own tax situation.

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by, SSgA Funds Management, Inc. the investment adviser of XLE Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund.

The XLE Fund is one of nine separate investment portfolios (each, a “Select Sector SPDR Fund”) that constitute The Select Sector SPDR® Trust. Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index (“S&P 500”). The nine Select Sector Indices upon which the Select Sector Funds are based together comprise all of the companies in the S&P 500. The XLE Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index.

In seeking to track the performance of the Energy Select Sector Index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the Energy Select Sector Index in approximately the same proportions as the Energy Select Sector Index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the Energy Select Sector Index.

The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels; and energy equipment & services. The Energy Select Sector Index is one of nine Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in a Select Sector Index is a constituent company of the S&P 500 Index; (2) each stock in the S&P 500 Index is allocated to one and only one of the Select Sector Indices; and (3) each Select Sector Index is calculated by Standard & Poor’s using a modified “market capitalization” methodology.

As of September 30, 2015, ordinary operating expenses of the XLE Fund are expected accrue at an annual rate of 0.15% of the XLE Fund’s average daily net asset value. Expenses of the XLE Fund reduce the net value of the assets held by the XLE Fund and, therefore, reduce the value of each share of the XLE Fund. As of June 30, 2015, the Energy SPDR Fund’s five largest company holdings include: Exxon Mobil Corporation (17.26%), Chevron Corporation (12.51%), Schlumberger Ltd. (7.52%), Kinder Morgan Inc. Class P (4.11%) and EOG Resources Inc. (4.02%).

In making your investment decision you should review the prospectus related to the XLE Fund, dated January 31, 2015, filed by The Select Sector SPDR® Trust (“the XLE Fund Prospectus”) available at:

https://www.sec.gov/Archives/edgar/data/1064641/000119312515023771/d844776d485bpos.htm

In addition, the XLE Fund Prospectus is available on XLE Fund’s website as indicated below. In making your investment decision you should pay particular attention to the sections of the XLE Fund Prospectus entitled “Principal Risks of Investing in the Fund” and “Additional Risk Information.” UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLE Fund Prospectus, and such information is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement, the accompanying product supplement or any accompanying prospectus.

Information filed by The Select Sector SPDR® Trust with the SEC under the Securities Act of 1933, the Investment Company Act of 1940 and/or the Securities Exchange Act of 1934, as applicable, can be found by reference to its SEC file number: 333-57791 and 811-08837. The XLE Fund’s website is https://www.spdrs.com/product/fund.seam?ticker=XLE. Shares of the XLE Fund are listed on the NYSE Arca under ticker symbol “XLE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLE fund.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus.

Information as of market close on January 20, 2016:

Bloomberg Ticker Symbol:	XLE <Equity>
Current Level:	$51.80
52 Weeks Ago (on January 20, 2015):	$75.32
52 Week High (on May 1, 2015):	$82.94
52 Week Low (on January 20, 2016):	$51.80

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Historical Information

The following table sets forth the published high and low closing levels, as well as the end-of-quarter closing levels, of the underlying equity for each quarter in the period from January 3, 2012 through January 20, 2016. The closing level of the underlying equity on January 20, 2016 was $51.80. The graph below sets forth the daily closing levels of the underlying equity for the period from January 3, 2006 through January 20, 2016. The dotted lines represent a hypothetical trigger level of $41.44, which is equal to 80.00% of the closing level of the underlying equity on January 20, 2016. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical closing levels of the underlying equity should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the underlying equity on the valuation date.

Energy Select Sector SPDR® Fund	High	Low	Period End
2012
First Quarter	$76.29	$69.46	$71.73
Second Quarter	$72.42	$62.00	$66.37
Third Quarter	$76.57	$64.96	$73.48
Fourth Quarter	$74.94	$68.59	$71.44
2013
First Quarter	$79.99	$72.86	$79.32
Second Quarter	$83.28	$74.09	$78.36
Third Quarter	$85.30	$78.83	$82.88
Fourth Quarter	$88.51	$81.87	$88.51
2014
First Quarter	$89.06	$81.89	$89.06
Second Quarter	$101.29	$88.45	$100.10
Third Quarter	$100.58	$90.62	$90.62
Fourth Quarter	$88.77	$73.36	$79.16
2015
First Quarter	$82.29	$72.86	$77.58
Second Quarter	$82.94	$74.64	$75.16
Third Quarter	$74.54	$59.22	$61.20
Fourth Quarter	$71.40	$58.78	$60.55
2016
First Quarter (through January 20, 2016)	$60.53	$51.80	$51.80

January 2016

Dual Directional Trigger PLUS due on or about February 1, 2019
$• Based on the Value of the Energy Select Sector SPDR® Fund
Principal at Risk Securities

Underlying Equity Historical Performance – Daily Closing Levels From January 3, 2006 to January 20, 2016

120
100
80
60
40
20
0
Hypothetical Trigger Level
(80.00% of the Hypothetical Initial Level)
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

January 2016

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement
Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Overview	3
Key Investment Rationale	3
Investor Suitability	4
Fact Sheet	5
How the Dual Directional Trigger PLUS Work	12
Payment at Maturity	14
Risk Factors	15
Energy Select Sector SPDR® Fund Overview	20
Historical Information	21
Product Supplement
Product Supplement Summary	PS-1
What are the Dual Directional Trigger PLUS?	PS-1
Hypothetical Examples of How the Securities Perform	PS-17
Hypothetical Performance Scenarios	PS-18
Risk Factors	PS-24
General Terms of the Securities	PS-40
Use of Proceeds and Hedging	PS-62
Supplemental U.S. Tax Considerations	PS-63
Certain ERISA Considerations	PS-70
Supplemental Plan of Distribution (Conflicts of Interest)	PS-71
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against, UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

$•
UBS AG Dual Directional
Trigger PLUS due on or about
February 1, 2019

Preliminary Pricing Supplement dated January 21, 2016
(To Product Supplement dated January 20, 2016
and Prospectus dated June 12, 2015)

UBS Investment Bank
Morgan Stanley Smith Barney LLC